UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California		92707
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 30, 2017, Banc of California, N. A. (the “Bank”), a wholly-owned subsidiary of Banc of California, Inc. (the “Company”), completed the previously announced transactions pursuant to:

(i) the Asset Purchase Agreement (the “APA”), dated as of February 28, 2017, by and between the Bank and Caliber Home Loans, Inc., a Delaware corporation (the “Purchaser”), pursuant to which the Bank agreed to sell and the Purchaser agreed to purchase specified assets of the Bank’s “Banc Home Loans” division, which relate to the Bank’s business (the “Business”) of originating, processing, underwriting, funding and selling residential mortgage loans (the “APA Transaction”), and

(ii) the Bulk Servicing Rights Purchase and Sale Agreement (the “MSR Agreement”), dated as of February 28, 2017, by and between the Bank and the Purchaser, pursuant to which the Bank agreed to sell and the Purchaser agreed to purchase the mortgage servicing rights on approximately $3.8 billion in unpaid balances of conventional agency mortgage loans to the Purchaser (the “MSR Transaction,” and together with the APA Transaction, the “Transaction”).

The assets acquired by the Purchaser in the APA Transaction include, among other things, the leases relating to the Bank’s dedicated mortgage loan origination offices and rights to certain portions of the Bank’s unlocked “pipeline” of residential mortgage loan applications for loans. The Purchaser has assumed certain obligations and liabilities of the Bank under the acquired leases, and with respect to the employment of transferred employees. Pursuant to the APA and subject to the terms and conditions contained therein, the Bank received a $25 million cash premium payment, in addition to the net book value of certain assets acquired by the Purchaser, totaling $2.1 million, upon closing of the transaction. The Bank may receive up to an additional $5 million cash premium based on criteria tied to loan officer retention by the Purchaser. Additionally, the Bank will receive an earn-out, payable quarterly, based on the future performance of the Business over the 38 months following completion of the transaction. The Purchaser retains an option to buy out the future earn-out payable to the Bank in exchange for cash consideration of $35 million, less the aggregate amount of all earn-out payments made prior to the date on which the Purchaser makes the payment of the buyout amount.

Pursuant to and subject to the terms of the MSR Agreement, the Purchaser purchased the mortgage servicing rights on approximately $3.8 billion in unpaid balances of conventional agency mortgage loans for $36 million of consideration, subject to adjustment under certain circumstances.

The foregoing description of the APA, the MSR Agreement and the Transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the APA and the MSR Agreement, copies of which are filed hereto as Exhibit 2.1 and Exhibit 2.2, respectively.

The Company’s unaudited pro forma financial information giving effect to the Transaction is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(b) Unaudited Pro Forma Financial Information

The unaudited pro forma financial information required by Item 9.01(b) of Form 8-K is included as Exhibit 99.1 hereto and incorporated herein by reference.

(d) Exhibits

The following exhibits are attached with this current report on Form 8-K:

2.1	Asset Purchase Agreement, dated February 28, 2017, by and between Banc of California, N. A. and Caliber Home Loans, Inc.*
2.2	Bulk Servicing Rights Purchase and Sale Agreement, dated February 28, 2017, by and between Banc of California, N. A. and Caliber Home Loans, Inc.*
99.1	Unaudited Pro Forma Financial Information

* Schedules and exhibits have been omitted pursuant to Item 602(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

April 5, 2017	/s/ J. Francisco A. Turner
J. Francisco A. Turner
Interim Chief Financial Officer, Interim President & Chief Strategy Officer

EXHIBIT INDEX

Number	Description

2.1	Asset Purchase Agreement, dated February 28, 2017, by and between Banc of California, N. A. and Caliber Home Loans, Inc.*
2.2	Bulk Servicing Rights Purchase and Sale Agreement, dated February 28, 2017, by and between Banc of California, N. A. and Caliber Home Loans, Inc.*
99.1	Unaudited Pro Forma Financial Information

* Schedules and exhibits have been omitted pursuant to Item 602(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.